EXHIBIT 99.1

NEWS RELEASE




           IRT UPDATE ON ELECTION PROCEDURE FOR MERGER CONSIDERATION


ATLANTA, Jan.29 /PRNewswire-FirstCall/ -- IRT Property Company (NYSE: IRT) today announced procedures to assist stockholders who hold their shares of IRT common stock through a brokerage firm (i.e., in "street name") in making a timely election of the form of consideration to be issued to them in the event the proposed merger between IRT and Equity One is approved by the stockholders of each of IRT and Equity One at the Special Meetings of Stockholders scheduled for February 12, 2003.

Under the terms of the proposed merger, each IRT stockholder may elect to receive for each share of IRT common stock held either $12.15 in cash or 0.9 shares of Equity One common stock, or a combination thereof (however, if cash elections are made for more than 50% of IRT's outstanding common stock then the number of shares that will be exchanged for cash will be proportionately reduced and the remainder will be exchanged for shares of Equity One common stock).

In order to make a proper  election,  IRT  stockholders  who hold  their  shares through brokerage firms who have not yet received an election form or other instructions from their brokers regarding such election should immediately contact their broker and/or call Georgeson Shareholder Services at
(866)-328-5440. If you hold your IRT shares through a brokerage firm and wish to make an election as to the form of merger consideration, your broker must submit on your behalf a properly completed election form to American Stock Transfer and Trust Company, the exchange agent, no later than 5:00 p.m., New York City time on February 11, 2003. The address of American Stock Transfer and Trust Company is 59 Maiden Lane, Plaza Level, New York, New York 10038 and its toll free information number is (800) 937-5449.

The joint proxy statement/prospectus and other relevant documents related to the proposed merger may be obtained for free from IRT by directing a request to IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339,
Attention: Investor Relations, telephone: (770) 955-4406.

Equity One has filed a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant documents, with the SEC concerning the proposed merger between Equity One and IRT. You are urged to read the registration statement containing the joint proxy statement/prospectus and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information about Equity One, IRT and the merger. You may obtain the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from

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Equity One by directing a request to Equity One, 1696 N.E.  Miami Gardens Drive,
North Miami Beach,  Florida 33179,  Attention:  Investor  Relations,  telephone:
(305) 947-1664.

Equity One and IRT, and their respective directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Equity One and IRT in connection with the merger. Information about the directors and executive officers of Equity One and their ownership of Equity One shares is set forth in the proxy statement for Equity One's 2002 annual meeting of stockholders. Information about the directors and executive officers of IRT and their ownership of IRT stock is set forth in the proxy statement for IRT's 2002 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

A self-administered equity real estate investment trust, IRT specializes in Southeastern United States shopping centers. Anchor tenants include Publix, Kroger, Harris Teeter, Wal-Mart and other popular national and regional chain stores. The portfolio of 90 shopping center investments includes approximately
9.8 million square feet of retail space. For additional information, please visit the company's Web site at www.irtproperty.com.